UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 27, 2017

(Date of earliest event reported)

CLEARFIELD, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota	000-16106	41-1347235
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7050 Winnetka Avenue North, Suite 100, Brooklyn Park, Minnesota 55428

(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

______________________________________________________________________________
Items under Sections 1 and 3 through 7 are not applicable and therefore omitted.

Item 2.02	Results of Operations and Financial Condition.

Clearfield, Inc. (the “Company”) hereby furnishes as Exhibit 99.1 a press release issued on July 27, 2017 disclosing material non-public information regarding its results of operations for the third quarter ended June 30, 2017.

In the July 27, 2017 earnings release, the Company directs readers to a page of its website to access an investor communication entitled “FY17 Q3 FieldReport,” which is furnished hereto as Exhibit 99.2. The FY17 Q3 FieldReport consists of a slide presentation and a related embedded audio recording of remarks by Cheryl Beranek, the Company’s President and Chief Executive Officer, and Daniel Herzog, the Company’s Chief Financial Officer, discussing the third quarter ended June 30, 2017 results, as well as the business and prospects of the Company.

Item 8.01	Other Events.

As described above, the Company made the FY17 Q3 FieldReport, furnished hereto as Exhibit 99.2, available on its website on July 27, 2017. The Company is not including the information on its website as a part of, or incorporating it by reference into, this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release Issued by Clearfield, Inc. on July 27, 2017.
99.2	FY17 Q3 FieldReport – Presentation dated July 27, 2017 and Transcript of Remarks of Cheryl Beranek, President and Chief Executive Officer, and Daniel Herzog, Chief Financial Officer, of Clearfield, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

By	/s/ Daniel Herzog
Daniel Herzog, Chief Financial Officer

Dated: July 27, 2017